Exhibit 5.1

OPINION OF MORGAN, LEWIS & BOCKIUS LLP

April 6, 2004

Nanogen, Inc.

10398 Pacific Center Court

San Diego, CA 92121

Ladies and Gentlemen:

We have acted as counsel for Nanogen, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 150,000 shares of common stock, par value $0.0001 per share of the Company (the “Common Stock” or the “Shares”) on a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2004. The Registration Statement incorporates by reference the Registration Statement on Form S-3 (No. 333-11945), filed with the Commission on January 15, 2004. The Shares will be sold as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

In connection with this letter, we have examined a copy of (1) the Registration Statement; (2) the Company’s Restated Certificate, as amended to the date hereof (the “Certificate”); (3) the Company’s Amended and Restated By-laws (the “By-laws”), as amended to the date hereof; (4) certain resolutions (the “Resolutions”) of the Company’s Board of Directors (the “Board”) relating to the Registration Statement and (5) such other documents as we have deemed appropriate for purposes of the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. With respect to matters of fact relevant to our opinion as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinion set forth below.

For the purpose of the opinion set forth below, we have assumed, without independent investigation or verification, that (1) the issuance, sale and delivery of the Shares to be offered from time to time will be duly authorized and established, in accordance with the Certificate, the By-laws and applicable Delaware law (each, a “Board Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (2) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, will be effective and will comply with all applicable laws at the time the Shares are offered, issued and sold as contemplated by the Registration Statement; (3) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission and will comply with all applicable laws at the time the Shares are offered, issued and sold as contemplated by the Registration Statement; (4) the Shares will be offered, issued and sold in compliance with applicable federal and state securities laws; and (5) a definitive purchase, underwriting or similar agreement with respect to the Shares offered, issued and sold, will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that the Shares have been duly authorized by all requisite corporate action by the Company and, upon issuance, delivery and payment therefor, will be validly issued, fully paid and nonassessable.

April 6, 2004	Page 2
Nanogen, Inc.

In rendering the opinion set forth above, we have assumed that, at the time of issuance and delivery of the Shares, the Resolutions will not have been modified or rescinded, and there will not have occurred any change in the law affecting the authorization, issuance or delivery of the Shares.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We consent to your filing this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving the opinion set forth in this letter, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    MORGAN, LEWIS & BOCKIUS LLP

Morgan, Lewis & Bockius LLP